Fourth Quarter 2025 Earnings Conference Call January 16, 2026 Exhibit 99.1

1 Cautionary Statement Regarding Forward-Looking and non-GAAP Financial Information Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on our corporate website. The presentation contains forward-looking statements regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations, including its sustainability strategy. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward- looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our most recent Form 10-K, any subsequent Form 10-Qs, and any subsequent SEC filings. Our forward-looking statements may also be subject to risks and uncertainties including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake any obligation to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements. We include non-GAAP financial information in this presentation. Reconciliations for such financial information may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results, and with respect to adjusted metrics, because we believe they better reflect the ongoing financial results and trends of our businesses and increase comparability of period-to-period results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results. References to our corporate website are to www.pnc.com under “About - Investor Relations.” Our SEC filings are available both on our corporate website and on the SEC’s website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation.

2 Delivered Exceptional Full Year 2025 Results Net Income of $7.0 billion, or $16.59 Diluted Earnings per Share  Record revenue driven by record NII and record noninterest income  Expenses well-controlled; 5% positive operating leverage  Increased loans and deposits  Strong credit quality; 0.20% net loan charge-off ratio1  Increased liquidity and capital positions  Closed acquisition of FirstBank on 1/5/2026, positioning us for accelerated growth in key strategic markets Note: Comparison made to prior year unless otherwise noted. NII = net interest income. PPNR = Pretax, pre-provision earnings. For non-GAAP figures, see reconciliation in the appendix. Footnotes are presented on slide 25. +7% Total Revenue +8% Noninterest Income +15% PPNR (non-GAAP) +21% Earnings per Share 2025 Financial Highlights 5% Positive Operating Leverage

3 Increased Loans and Deposits Balance Sheet Summary Linked Quarter Year-over-Year Average balances, $ billions 4Q25 $ % $ % Total loans $327.9 $2.0 1% $8.9 3% Investment securities $142.2 $(2.2) (2)% $(1.6) (1)% Federal Reserve Bank balances $31.3 $(2.9) (8)% $(6.2) (17)% Total deposits $439.5 $7.7 2% $14.3 3% Borrowed funds $60.3 $(6.0) (9)% $(6.9) (10)% Common shareholders’ equity $53.6 $1.6 3% $5.1 10% Period end 12/31/25 9/30/25 LQ 12/31/24 YoY AOCI ($ billions) $(3.4) $(4.1) $0.7 $(6.6) $3.2 Tangible book value per common share (non-GAAP) $112.51 $107.84 4% $95.33 18% Basel III CET1 capital ratio 1 10.6% 10.7% (10) bps 10.5% 10 bps Note: AOCI = accumulated other comprehensive income (loss). YoY = year-over-year. LQ = linked quarter. For non-GAAP figures, see reconciliation in the appendix. Footnotes are presented on slide 25.

4 Growth in C&I Drove Higher Loan Balances Note: YoY = year-over-year. LQ = linked quarter. C&I = commercial and industrial, which also includes equipment lease financing. CRE = commercial real estate. Totals may not sum due to rounding. Consolidated Average Loan Balances Total loans increased 1% LQ and 3% YoY $100 $99 $99 $34 $31 $30 $184 $196 $199 $319 $326 $328 5.87% 5.76% 5.60% 4Q24 3Q25 4Q25 Consumer CRE C&I Total Loan Yield $ bi lli on s Consumer Loans stable LQ and (1)% YoY Total Loan Yield (16) bps LQ C&I Loans +1% LQ and +8% YoY Average Loan YoY Roll-Forward 8% C&I growth partially offset by decrease in CRE and Consumer $ bi lli on s 4Q24 C&I CRE Consumer 4Q25 $319.1 $14.6 $(4.3) $327.9 $(1.4) CRE Loans (2)% and (12)% YoY

5 Deposits Increased Driven by Higher Commercial Deposits Note: YoY = year-over-year. LQ = linked quarter. IB = interest-bearing deposits. Consolidated Average Deposit Balances $425 $432 $440 2.43% 2.32% 2.14% 4Q24 3Q25 4Q25 Total Deposits Rate Paid on IB Deposits $ bi lli on s Average Commercial Deposits Average Consumer Deposits $ bi lli on s $ bi lli on s $136 $144 $150 4Q24 3Q25 4Q25 $76 $72 $74 4Q24 3Q25 4Q25 Interest-Bearing Noninterest-Bearing $185 $188 $189 4Q24 3Q25 4Q25 $21 $21 $21 4Q24 3Q25 4Q25 Interest-Bearing Noninterest-Bearing Rate Paid (18) bps LQ and (29) bps YoY Total Deposits +2% LQ and +3% YoY

6 Strong Revenue Growth and Well-Controlled Expenses Income Statement Summary Quarter Full Year $ millions except EPS 4Q25 LQ YoY 2025 vs. 2024 Net interest income $3,731 2% 6% $14,410 7% Noninterest income 2,340 3% 14% 8,689 8% Total revenue $6,071 3% 9% $23,099 7% Noninterest expense 3,603 4% 3% 13,834 2% Pretax, pre-provision earnings (non-GAAP) $2,468 1% 20% $9,265 15% Provision for credit losses 139 (17)% (11)% 779 (1)% Income taxes 296 (36)% 6% 1,489 16% Net income $2,033 12% 25% $6,997 18% Diluted EPS $4.88 12% 29% $16.59 21% Note: YoY = year-over-year. LQ = linked quarter. For non-GAAP figures, see reconciliation in the appendix.

7 Record Revenue; Driven by Record Net Interest Income and Record Fee Income Note: YoY = year-over-year. LQ = linked quarter. Net interest margin is calculated using taxable-equivalent net interest income, a non-GAAP measure. For non-GAAP figures, see reconciliation in the appendix. Total Revenue $5,567 $5,915 $6,071 37% 38% 39% 4Q24 3Q25 4Q25 Quarter Full Year $ millions 4Q25 LQ YoY 2025 vs. 2024 Net interest income $3,731 2% 6% $14,410 7% Net interest margin (non-GAAP) 2.84% 5 bps 9 bps 2.83% 17 bps Asset management and brokerage 411 2% 10% 1,597 8% Capital markets and advisory 489 13% 41% 1,548 24% Card and cash management 733 (1)% 5% 2,899 5% Lending and deposit services 342 2% 4% 1,310 4% Residential and commercial mortgage 148 (8)% 21% 571 (2)% Fee income (non-GAAP) $2,123 3% 14% $7,925 8% Other noninterest income 217 10% 24% 764 7% Noninterest income $2,340 3% 14% $8,689 8% Total revenue $6,071 3% 9% $23,099 7% Detail of Revenue Total Revenue Noninterest Income to Total Revenue $ m ill io ns

8 Expenses Remain Well-Controlled Note: YoY = year-over-year. LQ = linked quarter. Footnotes are presented on slide 25. Noninterest Expense Quarter Full Year $ millions 4Q25 LQ YoY 2025 vs. 2024 Personnel $2,033 3% 9% $7,782 7% Occupancy 247 5% 3% 962 1% Equipment 412 (1)% (13)% 1,606 5% Marketing 101 9% (10)% 378 4% Other 810 8% (2)% 3,106 (8)% Total noninterest expense $3,603 4% 3% $13,834 2% Detail of Noninterest Expense $ m ill io ns Noninterest Expense Efficiency Ratio1 $3,506 $3,461 $3,603 63% 59% 59% 4Q24 3Q25 4Q25

9 Strong Credit Quality Note: Footnotes are presented on slide 25. Nonperforming Loans (NPLs) Net Loan Charge-Offs (NCOs) Credit Quality Metrics $1,462 $1,282 $1,358 $864 $855 $860 $2,326 $2,137 $2,218 12/31/24 9/30/25 12/31/25 $370 $309 $454 $1,012 $924 $989 $1,382 $1,233 $1,443 12/31/24 9/30/25 12/31/25 $250 $179 $162 4Q24 3Q25 4Q25 Delinquencies1 Commercial Consumer $ m ill io ns $ m ill io ns $ m ill io ns 4Q24 3Q25 4Q25 NPLs / Total Loans (Period end) 0.73% 0.65% 0.67% Delinquencies / Total Loans1 (Period end) 0.44% 0.38% 0.44% NCOs / Average Loans2 0.31% 0.22% 0.20% Allowance for Credit Losses to Total Loans 1.64% 1.61% 1.58% Commercial Consumer Commercial Consumer

Closed FirstBank Acquisition on January 5, 2026

Transaction Summary

Structure & Consideration	▪ Total consideration of $4.2 billion[1] ▪ 70% stock; 30% cash ▪ Issued 13.9 million shares
Key Financial Metrics	▪ ~$325 million of 1x integration costs ▪ Immediately accretive to earnings ▪ Expected to add ~$1 to EPS in 2027 ▪ ~25% internal rate of return[2]

FirstBank Balances

As of close on 1/5/2026

$16 billion	$23 billion	$26 billion
Total Loans	Total Deposits	Total Assets

Quality Franchise With Strong Presence in Key Markets

95 branches across Colorado and Arizona

#2 deposit share[3] rank in Colorado

$1.3 billion of deposits[3] in Arizona

Excellent reputation for customer service

1STBANK

banking for good

Desirable Branch Network





Note: Footnotes are presented on slide 25.

PNC

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Full Year 2026 Outlook

Including Impact of FirstBank Acquisition

Full Year 2026 Guidance[1,2]	
Average loans: (FY25 baseline: $323.4 billion)	**Up ~8%**
Net interest income: (FY25 baseline: $14.4 billion)	**Up ~14%**
Noninterest income: (FY25 baseline: $8.7 billion)	**Up ~6%**
Total revenue: (FY25 baseline: $23.1 billion)	**Up ~11%**
Noninterest expense, ex. 1x integration costs (non-GAAP): (FY25 baseline: $13.8 billion)	**Up ~7%**
Effective tax rate: (FY25: 17.5%)	**~19.5%**

Expect to generate ~400 bps of positive operating leverage in 2026

Note: Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies. Footnotes are presented on slide 25.

PNC

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12 First Quarter 2026 Outlook Including Impact of FirstBank Acquisition Note: Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies. For fee income (non-GAAP), see reconciliation in the appendix. Footnotes are presented on slide 25. First Quarter 2026 Guidance1,2 Average loans: (4Q25 baseline: $327.9 billion) Up ~5% Net interest income: (4Q25 baseline: $3.7 billion) Up ~6% Fee income (non-GAAP): (4Q25 baseline: $2.1 billion) Down 1% to 2% Other noninterest income: (4Q25: $217 million) $150 to $200 million Total revenue: (4Q25 baseline: $6.1 billion) Up 2% to 3% Noninterest expense, ex. 1x integration costs (non-GAAP): (4Q25 baseline: $3.6 billion) Up ~4% Net charge-offs: (4Q25: $162 million) ~$200 million Average diluted shares: (4Q25: 394 million) ~406 million

13 Appendix: Cautionary Statement Regarding Forward-Looking Information We make statements in this presentation, and we may from time to time make other statements, regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting us and our future business and operations, including our sustainability strategy, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake any obligation to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements. Our forward-looking statements are subject to the following principal risks and uncertainties.  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including: − Changes in interest rates and valuations in debt, equity and other financial markets, − Disruptions in the U.S. and global financial markets, − Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply, market interest rates and inflation, − Changes in customer behavior due to changing business and economic conditions or legislative or regulatory initiatives, − Changes in customers', suppliers' and other counterparties' performance and creditworthiness, − Impacts of sanctions, tariffs and other trade policies of the U.S. and its global trading partners, − Impacts of changes in federal, state and local governmental policy, including on the regulatory landscape, capital markets, taxes, infrastructure spending and social programs, − Our ability to attract, recruit and retain skilled employees, and − Commodity price volatility.

14 Appendix: Cautionary Statement Regarding Forward-Looking Information  Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting. These statements are based on our views that: − PNC’s baseline forecast remains for continued expansion, but slower economic growth in 2026 than in 2024 and 2025. Tariffs remain a drag on consumer spending and business investment, while AI-related capex and wealth effects have been key supports to growth. Consumer spending growth is slowing to a pace more consistent with household income growth. The One Big Beautiful Bill will be a net positive for economic growth in 2026. − The baseline forecast anticipates real GDP growth slowing to around 2% in 2026, with continued modest job gains and the unemployment rate at around 4.5%. Tariffs remain a risk to the outlook, and a reversal in sentiment around AI or a large decline in equity prices would be drags. Weaker labor force growth could lead to weaker long-run growth. − Our baseline forecast is for the Federal Reserve to go on hold at the upcoming January meeting and stay on hold for the first half of this year. We expect modest additional easing in the second half of the year and expect 25 basis points cuts at the Federal Open Market Committee meetings in July and September 2026, resulting in a federal funds rate in the range of 3.00% to 3.25% by the fall. However, there are two-sided risks to this outlook: (1) if inflation re-accelerates or proves more persistent than expected, the Federal Reserve may cut less or (2) if growth falters or recession emerges, easing could be deeper and more prolonged.  PNC's ability to take certain capital actions, including returning capital to shareholders, is subject to PNC meeting or exceeding minimum capital levels, including a stress capital buffer established by the Federal Reserve Board in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process.  PNC's regulatory capital ratios in the future will depend on, among other things, PNC's financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory review of related models and the reliability of and risks resulting from extensive use of such models.  Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain employees. These developments could include: − Changes to laws and regulations, including changes affecting oversight of the financial services industry, changes in the enforcement and interpretation of such laws and regulations, and changes in accounting and reporting standards. − Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries resulting in monetary losses, costs, or alterations in our business practices, and potentially causing reputational harm to PNC. − Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies. − Costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

15 Appendix: Cautionary Statement Regarding Forward-Looking Information  Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.  Our reputation and business and operating results may be affected by our ability to appropriately meet or address environmental, social or governance targets, goals, commitments or concerns that may arise.  We grow our business in part through acquisitions and new strategic initiatives. Risks and uncertainties include those presented by the nature of the business acquired and strategic initiative, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, the integration of the acquired businesses into PNC after closing or any failure to execute strategic or operational plans.  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.  Business and operating results can also be affected by widespread manmade, natural and other disasters (including severe weather events), health emergencies, dislocations, geopolitical instabilities or events, terrorist activities, system failures or disruptions, security breaches, cyberattacks, international hostilities, or other extraordinary events beyond PNC's control through impacts on the economy and financial markets generally or on us or our counterparties, customers or third-party vendors and service providers specifically. We provide greater detail regarding these as well as other factors in our most recent Form 10-K and in any subsequent Form 10-Qs, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes to Consolidated Financial Statements in those reports, and in our other subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

16 Appendix: Investment Securities and Receive Fixed Swaps Note: Footnotes are presented on slide 25. Cumulative Projected Runoff2 15% of securities and swap portfolio projected to runoff through 2026 (4)% (8)% (13)% (15)% $(40) $(30) $(20) $(10) $- 1Q26 2Q26 3Q26 4Q26 Securities Receive Fixed Swaps $ bi lli on s Av er ag e ba la nc es ; $ b ill io ns Investment Securities Securities yield stable LQ $144 $144 $142 3.17% 3.36% 3.35% 4Q24 3Q25 4Q25 Securities Balances Securities Yield Receive Fixed Swaps $37 $45 $53 $13 $9 $7 $50 $54 $60 12/31/24 9/30/25 12/31/25 Active Forward Starting Sp ot n ot io na l; $ bi lli on s Receive fixed rate on active swap portfolio was 3.59% as of 12/31/25 1

Appendix: **Non-GAAP to GAAP Reconciliation**

Consolidated CET1 Ratio, including AOCI & Other Fully Phased-In Expanded Risk-Based Approach (ERBA) Impacts, Basel III Endgame Impacts (non-GAAP)

December 31, 2025 (estimated): $ billions	Common Equity Tier 1 Capital
Common stock, related surplus and retained earnings, net of treasury stock	$58.2
Goodwill and disallowed intangibles, net of deferred tax liabilities	(10.9)
All other adjustments	(0.1)
Common equity tier 1 capital (as reported)	$47.3
Estimated AOCI adjustments, Basel III endgame	(3.3)
Common equity tier 1 capital, including AOCI	$44.0
Estimated additional impact from threshold deductions, Basel III endgame	–
Common equity tier 1 capital, Basel III endgame	$44.0

December 31, 2025 (estimated): $ billions	Risk-Weighted Assets (RWA)
RWA, standardized approach	$444.6
Estimated impacts to RWA from AOCI adjustments	2.5
RWA, including AOCI	$447.0
Additional net impacts to RWA from Basel III endgame	9.3
RWA, fully phased-in ERBA, Basel III endgame	$456.3

Common equity tier 1 ratio	10.6%
Common equity tier 1 ratio, including AOCI (non-GAAP)	9.8%
Common equity tier 1 ratio, fully phased-in ERBA, Basel III endgame (non-GAAP)	9.6%

As permitted, PNC has elected to exclude AOCI related to both available for sale securities and pension and other post-retirement plans from CET1 capital. CET1 ratio, including AOCI, is a non-GAAP measure and is calculated based on common equity Tier 1 capital, inclusive of AOCI adjustments, divided by risk-weighted assets, inclusive of AOCI adjustments. AOCI adjustments include ASC 320 Investments – Debt Securities and ASC 815 Derivatives and Hedging, ASC 715 Compensation – Retirement Benefits, as well as changes related to deferred taxes. We believe this non-GAAP measure shows, among other things, the impact of adding back net unrealized gains and subtracting net unrealized losses on AFS / HTM securities and the subsequent impact to our CET1 ratio. CET1 ratio, Basel III Endgame, is a non-GAAP measure and is calculated based on common equity Tier 1 capital, inclusive of AOCI and additional Basel III Endgame adjustments, divided by risk-weighted assets, inclusive of AOCI and additional Basel III Endgame adjustments. Additional Basel III Endgame adjustments include MSR threshold deductions, as well as adjustments related to credit risk, operational risk, credit valuation adjustments, and market risk. We believe this non-GAAP measure shows, among other things, the full impact of the Basel III Endgame NPR and the subsequent impact to our CET1 ratio. Totals may not sum due to rounding.

PNC

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18 Appendix: Non-GAAP to GAAP Reconciliation Pretax, Pre-Provision Earnings (non-GAAP) For the three months ended For the year ended $ millions Dec. 31, 2025 Sep. 30, 2025 Dec. 31, 2024 Dec. 31, 2025 Dec. 31, 2024 Total revenue $6,071 $5,915 $5,567 $23,099 $21,555 Total noninterest expense 3,603 3,461 3,506 13,834 13,524 Pretax, Pre-Provision Earnings (non-GAAP) $2,468 $2,454 $2,061 $9,265 $8,031 We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for credit losses, which can vary significantly between periods.

19 Appendix: Non-GAAP to GAAP Reconciliation Fee Income (non-GAAP) For the three months ended For the year ended $ millions Dec. 31, 2025 Sep. 30, 2025 Dec. 31, 2024 Dec. 31, 2025 Dec. 31, 2024 Noninterest income Asset management and brokerage $411 $404 $374 $1,597 $1,485 Capital markets and advisory 489 432 348 1,548 1,250 Card and cash management 733 737 695 2,899 2,770 Lending and deposit services 342 335 330 1,310 1,259 Residential and commercial mortgage 148 161 122 571 581 Fee income (non-GAAP) $2,123 $2,069 $1,869 $7,925 $7,345 Other income 217 198 175 764 711 Total noninterest income $2,340 $2,267 $2,044 $8,689 $8,056 Fee income is a non-GAAP measure and is comprised of noninterest income in the following categories: asset management and brokerage, capital markets and advisory, card and cash management, lending and deposit services, and residential and commercial mortgage. We believe this non-GAAP measure serves as a useful tool for comparison of noninterest income related to fees.

20 Appendix: Non-GAAP to GAAP Reconciliation Taxable-Equivalent Net Interest Income (non-GAAP) The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP. Taxable-equivalent net interest income is only used for calculating net interest margin. Net interest income shown elsewhere in this presentation is GAAP net interest income. For the three months ended For the year ended $ millions Dec. 31, 2025 Sep. 30, 2025 Dec. 31, 2024 Dec. 31, 2025 Dec. 31, 2024 Net interest income $3,731 $3,648 $3,523 $14,410 $13,499 Taxable-equivalent adjustments 31 30 30 117 131 Taxable-Equivalent Net Interest Income (non-GAAP) $3,762 $3,678 $3,553 $14,527 $13,630

21 Appendix: Non-GAAP to GAAP Reconciliation Tangible Book Value per Common Share (non-GAAP) Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders’ equity divided by period end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value. For the three months ended $ millions, except per share data Dec. 31, 2025 Sep. 30, 2025 Dec. 31, 2024 Book value per common share $140.44 $135.67 $122.94 Tangible book value per common share Common shareholders’ equity $54,828 $53,235 $48,676 Goodwill and other intangible assets (11,138) (11,163) (11,171) Deferred tax liabilities on goodwill and other intangible assets 237 243 241 Tangible common shareholders’ equity $43,927 $42,315 $37,746 Period end common shares outstanding (in millions) 390 392 396 Tangible Book Value per Common Share (non-GAAP) $112.51 $107.84 $95.33

22 Appendix: Non-GAAP to GAAP Reconciliation Tangible Common Equity Ratio (non-GAAP) Tangible common equity ratio is a non-GAAP measure and is calculated based on tangible common shareholders’ equity divided by tangible assets. We believe this non-GAAP measure to be a key financial metric in assessing capital adequacy. For the three months ended $ millions Dec. 31, 2025 Sep. 30, 2025 Dec. 31, 2024 Tangible common shareholders’ equity Common shareholders’ equity $54,828 $53,235 $48,676 Goodwill and other intangible assets (11,138) (11,163) (11,171) Deferred tax liabilities and other intangible assets 237 243 241 Tangible common shareholders’ equity $43,927 $42,315 $37,746 Tangible assets Total assets $573,572 $568,767 $560,038 Goodwill and other intangible assets (11,138) (11,163) (11,171) Deferred tax liabilities on goodwill and other intangible assets 237 243 241 Tangible assets $562,671 $557,847 $549,108 Tangible common equity ratio (non-GAAP) 7.81% 7.59% 6.87%

23 Appendix: Non-GAAP to GAAP Reconciliation Return On Average Tangible Common Equity (non-GAAP) Return on average tangible common equity is a non-GAAP financial measure and is calculated based on annualized net income attributable to common shareholders divided by tangible common equity. We believe that return on average tangible common equity is useful as a tool to help measure and assess a company's use of common equity. For the three months ended For the year ended $ millions Dec. 31, 2025 Sep. 30, 2025 Dec. 31, 2024 Dec. 31, 2025 Dec. 31, 2024 Return on average common shareholders’ equity 14.33% 13.24% 12.38% 12.90% 11.92% Average common shareholders’ equity $53,550 $51,969 $48,473 $51,307 $46,369 Average goodwill and other intangible assets (11,149) (11,157) (11,180) (11,154) (11,207) Average deferred tax liabilities on goodwill and other intangible assets 240 241 241 240 241 Average tangible common equity $42,641 $41,053 $37,534 $40,393 $35,403 Net income attributable to common shareholders $1,934 $1,735 $1,514 $6,619 $5,529 Net income attributable to common shareholders, annualized $7,672 $6,883 $6,002 $6,619 $5,529 Return on average tangible common equity (non-GAAP) 17.99% 16.77% 15.99% 16.39% 15.62%

24 Appendix: Preferred Dividends Preferred Dividends The above represents our current estimate for preferred dividends in 2026 for currently outstanding series as of January 16, 2026. This estimate assumes that current preferred stock remains outstanding. Totals may not sum due to rounding. For the three months ended For the year ended $ millions Mar. 31, 2026 Jun. 30, 2026 Sep. 30, 2026 Dec. 31, 2026 Dec. 31, 2026 Preferred dividends $73 $86 $73 $97 $328

25 Earnings Presentation Footnotes Slide 2 – Delivered Exceptional Full Year 2025 Results 1. Net loan charge-off ratio represents annualized net loan charge-offs to average loans for the three months ended. Slide 3 – Increased Loans and Deposits 1. Basel III common equity Tier (CET) 1 capital ratio – 12/31/25 ratio as used in this presentation is estimated. Details of the calculation are in the financial highlights section of the earnings release. Slide 8 – Expenses Remain Well-Controlled 1. Efficiency ratio calculated as total noninterest expense divided by total revenue. Slide 9 – Strong Credit Quality 1. Delinquencies represent accruing loans past due 30 days or more. Delinquencies to Total Loans represent delinquencies divided by period end loans. 2. Net loan charge-offs (NCOs) / Average Loans represent annualized net loan charge-offs to average loans for the three months ended. Slide 10 – Closed FirstBank Acquisition on January 5, 2026 1. Represents total consideration to common shareholders. 2. Internal rate of return is estimated based on due diligence and management projections. 3. Source: S&P Global Market Intelligence. Deposits and deposit share as of 6/30/25, per FDIC summary of deposits. Deposit share applies $1 billion deposit cap to all branches and includes all commercial bank, savings banks and savings institutions as defined by the FDIC. Slide 11 – Full Year 2026 Outlook 1. Average loans, net interest income, noninterest income, total revenue and noninterest expense ex. 1x integration costs outlooks represent estimated percentage change for 2026 compared to the respective 2025 figures presented in the table. 2. The 2026 guidance range for total revenue and noninterest income does not forecast net securities gains or losses and activities related to Visa Class B common shares. The 2026 guidance range for noninterest expense ex. 1x integration costs and positive operating leverage excludes our expectation for non-recurring merger and integration costs of approximately $325 million, the majority of which we expect to be recognized in the first half of 2026. Slide 12 – First Quarter 2026 Outlook 1. Average loans, net interest income, fee income, total revenue and noninterest expense ex. 1x integration costs outlooks represent estimated percentage change for 1Q26 compared to the respective 4Q25 figures presented in the table. 2. The 1Q26 guidance range for total revenue and other noninterest income does not forecast net securities gains or losses and activities related to Visa Class B common shares. The 2026 guidance range for noninterest expense ex. 1x integration costs excludes our expectation for non-recurring merger and integration costs of approximately $325 million, the majority of which we expect to be recognized in the first half of 2026. Slide 16 – Appendix: Investment Securities and Receive Fixed Swaps 1. As of 12/31/25, the receive fixed rate on forward starting swaps was 4.12% and the receive fixed rate on the total swap portfolio, including active and forward starting swaps, was 3.66% 2. Cumulative projected runoff calculated along market implied forward interest rates as of 12/31/25, and capture scheduled principal payments, contractual maturities, and projected prepayments using internally validated models / assumptions. This represents our portfolio as of 12/31/25 and does not reflect future changes in composition of the securities portfolio.